UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2018

MYnd Analytics, Inc.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

26522 La Alameda, Suite 290

Mission Viejo, CA 92691

(Address of principal executive offices)

(949) 420-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Patrick Herguth as CEO; Herguth Employment Agreement

Effective December 12, 2018, MYnd Analytics, Inc. (the “Company”) appointed Patrick Herguth to the position of Chief Executive Officer, replacing the current Chief Executive Officer of the Company, George C. Carpenter, IV, who will retain the role of President of the Company and assume the role of Chief Innovation Officer of the Company as of such date.

Mr. Herguth, 46, joins the Company from Q-Centrix, LLC, an outsourced healthcare outcomes-data provider focused on acute care hospitals, where he most recently served as Chief Operating Officer since March 2015. From 2007 to 2015, Mr. Herguth held various roles with Avidyne Corporation, including Chief Operating Officer, Chief Financial Officer and President, where he helped oversee process and efficiency improvements. Mr. Herguth earned an MBA from the Kellogg Graduate School of Management at Northwestern University and a B.S. in Applied & Engineering Physics from the College of Engineering at Cornell University.

In connection with Mr. Herguth’s appointment to the position of Chief Executive Officer, the Company entered into an employment agreement with Mr. Herguth, dated as of December 12, 2018 (the “Herguth Employment Agreement”). Pursuant to the Herguth Employment Agreement, Mr. Herguth will serve as the Company’s Chief Executive Officer and devote substantially all his time to the Company on an “at will” basis and will receive a base annual compensation of $325,000, subject to periodic increases (which compensation will increase to $340,000 on July 1, 2019 and to $360,000 on January 1, 2020) and increases within the discretion of the Board of Directors of the Company (the “Board”), in each case as specified in the Herguth Employment Agreement. For fiscal year 2019, Mr. Herguth is eligible to receive a performance bonus in a target amount of $340,000, with payment of such bonuses subject to achievement of certain performance goals set forth in the Herguth Employment Agreement. In addition, commencing fiscal year 2019, Mr. Herguth is eligible to earn year-end performance bonuses payable in either cash or equity or both, with a target bonus equal to 60% of the highest base salary Mr. Herguth received during such fiscal year upon achievement of performance goals set by the Company. The employment agreement also provides that Mr. Herguth will receive an option to purchase up to 200,000 shares of the Company’s common stock, subject to the time-based vesting schedule and up to 200,000 shares of the Company’s common stock subject to a performance-based vesting schedule, both as specified in the Herguth Employment Agreement, with options to purchase 50,000 of such shares vesting on the date of the Herguth Employment Agreement. The time-based options will be subject to vesting upon a change of control of the Company. Mr. Herguth will be entitled to fifteen days paid vacation per annum, as well as participation in all employee benefit plans, programs and arrangements maintained by the Company from time to time and made available generally to the Company’s similarly-situated senior executives on substantially the same basis that such benefits are provided to such senior executives.

As Mr. Herguth’s employment is on an "at-will" basis, the Company or Mr. Herguth may terminate the employment relationship at any time, with or without Cause or Good Reason (each as defined in the Herguth Employment Agreement). If the Company terminates Mr. Herguth’s employment without Cause (as defined in the Herguth Employment Agreement) or Mr. Herguth terminates his employment with the Company for Good Reason (as defined in the Herguth Employment Agreement) during the first year following execution of the Herguth Employment Agreement, Mr. Herguth shall be entitled to receive as severance three months of Mr. Herguth’s annualized base salary then in effect, subject to certain exceptions concerning plenary releases given in the Herguth Employment Agreement. If the Company terminates Mr. Herguth’s employment without Cause or Mr. Herguth terminates his employment with the Company for Good Reason during the second year following execution of the Herguth Employment Agreement, Mr. Herguth shall be entitled to receive as severance six months of Mr. Herguth’s annualized base salary then in effect, subject to certain exceptions concerning plenary releases given in the Herguth Employment Agreement. If Mr. Herguth is terminated by the Company for Cause, or if Mr. Herguth terminates his employment without Good Reason or due to Death or Disability (each as defined in the Herguth Employment Agreement), he will be entitled to any unpaid compensation accrued through the last day of his employment, a lump sum payment in respect of all accrued but unused vacation days at his base salary in effect on the date such vacation was earned, and payment of any other amounts owing to Mr. Herguth but not yet paid, less any amounts owed to the Company. The foregoing description of the Herguth Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Herguth Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Election of Patrick Herguth to the Board of Directors

Effective December 12, 2018, the Board increased the number of directors on the Board by one and elected Mr. Herguth to the Board to serve as a director of the Company to fill the vacancy created by such increase. Mr. Herguth has not been appointed to any committee of the Board.

Appointment of Chief Innovation Officer; Amendment to Former CEO Employment Agreement

As of December 12, 2018, George C. Carpenter, IV will no longer serve in the position of Chief Executive Officer and will become, in addition to President, the Chief Innovation Officer of the Company. In connection therewith, on December 12, 2018, the Company and Mr. Carpenter entered into an amendment to his Employment Agreement, dated as of September 7, 2007 (the “Carpenter Amendment”), pursuant to which Mr. Carpenter was given the title of President and Chief Innovation Officer of the Company. Pursuant to the Carpenter Amendment, Mr. Carpenter received an option to purchase 50,000 shares of common stock of the Company, with such option vesting over a twelve-month period. The foregoing description of the Carpenter Amendment is not complete and is qualified in its entirety by reference to the full text of the Carpenter Amendment, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of December 12, 2018, by and between the Company and Patrick Herguth
10.2	Amendment to Carpenter Employment Agreement, dated as of December 12, 2018, by and between the Company and George C. Carpenter, IV

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYnd Analytics, Inc.

	By:	/s/ Donald D’Ambrosio
December 12, 2018		Name: Donald D’Ambrosio
Title: Chief Financial Officer